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                                                                      EXHIBIT 21
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Subsidiaries of SVI Holdings, Inc.

Subsidiary                                                    State of Incorporation
---------                                                     ----------------------
SVI Training Products                                                  California

Tango Products USA, Inc.                                               California

Softline Holdings Limited                                              South Africa

Divergent Technologies Pty Ltd                                         Australia
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